RESTATED BY LAWS
                                       of
                            FACTORY CARD OUTLET CORP.

                               As of July 25, 1997

I        OFFICES

         The corporation may have offices, in addition to its principal office at such places as from time to time may be determined by the Board of Directors (the "Board" ) .

II       MEETINGS OF STOCKHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of the stockholders may be held at the principal office of the corporation or at such other place within or without the State of Delaware as may be designated by the Board and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. The annual meeting of stockholders of the corporation shall be held, in each year, on the date and at the time as shall be fixed by the Board and stated in the notice of said meeting. At annual meetings, the stockholders shall elect directors by a plurality vote and shall transact such other business as may properly be brought before the meeting.

Section 3. SPECIAL MEETINGS. Special Meetings of the stockholders may be called by resolution of the Board or by the Chairman of the Board or President and shall be called by the President or Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the Board or a majority of the stockholders of the Corporation. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

Section 4. NOTICE OF MEETINGS, STOCKHOLDER PROPOSALS AND NOMINATIONS. (a)
         Except as otherwise provided by law, and subject to the provisions set forth in subsections (b) and (c) hereof, written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting, a brief statement of the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of every meeting of stockholders either personally or by mail, by or at the direction of the President or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. Whenever any notice is required to be given under the provisions of Delaware law, the certificate of incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether it be before or after the time stated therein, shall be deemed equivalent to the giving of such notice. It shall not be requisite to the validity of any meeting of stockholders that notice thereof, whether prescribed by law, by the certificate of incorporation or by these By-Laws, shall have been given to any stockholder who attends in person or by proxy, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. No notice other than by verbal announcement need be given of any adjourned meetings of stockholders unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting.

                  (b) At an annual meeting of the stockholders, commencing with the annual meeting held in 1998, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of record of the corporation who complies with the notice procedures set forth in this subsection (b). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety
         (90) days nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the last annual meeting of stockholders; provided, however, that with respect to the annual meeting of stockholders of the corporation held in 1998, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation by May 1, 1998. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the number of shares of common stock of the corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this subsection (b). The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this subsection (b), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  (c) Nominations of persons for election to the Board may be made at any meeting of stockholders occurring after the annual meeting of stockholders held in 1997 (i) by or at the direction of the Board or
         (ii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this subsection (c). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the last annual meeting of stockholders; provided, however, that with respect to the annual meeting of stockholders of the corporation held in 1998, a stockholder's notice must be delivered to or mailed and received at the principal executive officers of the corporation by May 1, 1998. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities

         Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice, the name and address, as they appear on the corporation's books, of such stockholder and the number of shares of common stock of the corporation which are beneficially owned by such stockholder. At the request of the Board any person nominated by the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these By-Laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 5. STOCKHOLDER LIST. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. The stockholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Less than a quorum may adjourn. In the absence of a quorum a majority in voting interest of those present, or in the absence of all the stockholders, any officer entitled to preside at or act as Secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the original meeting. Whenever the holders of any class or series or shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

Section 7. VOTING; PROXIES. Except as otherwise provided by law or in the certificate of incorporation, each stockholder of record shall be entitled to one vote for every share registered in his or her name and may attend meetings and vote or express consent or dissent without a meeting either in person or by proxy. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or in the certificate of incorporation. Directors shall be elected in the manner provided in
         Section 1 of Article III of these By Laws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting. Every proxy must be signed by the stockholder or his or her attorney in fact. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law of the State of Delaware, as amended from time to time.

Section 8. ACTIONS BY STOCKHOLDERS. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken except at a duly called meeting of the stockholders of the Corporation, or upon unanimous written consent of the stockholders entitled to vote thereat. Stockholders of the Corporation may only propose actions to be taken by the Corporation and nominate members of the Board of Directors upon ninety (90) days prior written notice to the Corporation; provided that, with respect to all meetings of stockholders held after the annual meeting of stockholders of the corporation held in 1997, the right of stockholders to propose a matter or nominate a person for election to the Board shall be subject to Section 3 of Article II of these By-Laws.

Section 9. VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF STOCKHOLDERS. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall
         (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a shareholder shall determine otherwise.

Section 10. CONDUCT OF MEETINGS. The Board may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairman of the Board shall be the chairman of any meeting of stockholders, and such chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and except to the extent otherwise determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

  ARTICLE II
         BOARD OF DIRECTORS

Section 1. NUMBER, QUALIFICATION AND ELECTION. The business, affairs and property of the corporation shall be conducted and managed by its Board, which may exercise all the powers of the corporation, except such as are by statute, or by the certificate of incorporation or by these By Laws expressly conferred upon, reserved to, or required to be exercised by the stockholders. The number of directors which shall constitute the Board shall be nine (9). The number of directors shall thereafter be established from time to time by resolution of the Board. Subject to the provisions of the certificate of incorporation, the persons receiving the greatest number of votes at an election of the directors at an annual meeting of stockholders shall be the directors and shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 2. PLACE OF MEETINGS. The Board may hold meetings, have one or more offices, and keep the books of the corporation, except as otherwise may be provided by law, within or without the State of Delaware, at such places as the Board may determine from time to time.

Section 3. VACANCIES. In case of a vacancy on the Board resulting from death, resignation, disqualification, increase in the number of directors or other cause, such vacancy shall be filled for the unexpired term by the vote of a majority of the remaining directors, though less than a quorum, unless otherwise required by law or by the certificate of incorporation.

Section 4. QUORUM. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 5. ANNUAL MEETINGS. Annual meetings of the Board shall be held for the election of officers and the transaction of other business. Such meetings shall be held without notice either immediately after the annual meeting of stockholders and at the same place, or as soon as practicable within 20 days after the final adjournment of the annual meeting of stockholders, upon notice as hereinafter provided in Section 8 of this Article III, at such time and place as shall be determined by the Chairman of the Board or President.

Section 6. REGULAR MEETINGS. In addition to the annual meeting, regular meetings of the Board shall be held at such times and places as may be fixed, from time to time, by the Board.

Section 7. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, or by any two directors.

Section 8. NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him or her at his or her residence or usual place of business at least 3 days before the meeting, or by delivering or telephoning or telegraphing it to him or her at least 2 days before the meeting. Notice of any meeting need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting the lack of notice to him or her, either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken, if the period of adjournment does not exceed 10 days in any one adjournment.

Section 9. RESIGNATION AND REMOVAL OF DIRECTORS. Any director or the entire Board may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

Section 10. COMPENSATION. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

ARTICLE III
 COMMITTEES

Section 1. EXECUTIVE COMMITTEE. The Board by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the authority of the Board, except as otherwise provided in the resolution or by law, and which shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meet meeting. The Executive Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

Section 2. OTHER COMMITTEES. The Board may by resolution provide for such other standing or special committees as it deems desirable and discontinue the same at its pleasure. Back such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board.

Section 3. ALTERNATE MEMBERS. The Board may by resolution appoint one or more directors to serve as alternate members of any such committee or to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members. The Board may by resolution appoint one or more directors to serve as alternate members of any such committee or to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members.

Section 4. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE IV
         OFFICERS

Section 1. EXECUTIVE OFFICERS. The executive officers of the corporation shall be the Chairman of the Board, the President, such number of Vice Presidents as the Board may determine (one or more of whom may, in the discretion of the Board, be designated as Executive Vice President or Senior Vice President), a Secretary, and a Treasurer. The executive officers shall be elected by the Board at its annual meeting and each such officer shall serve, except as hereinafter provided in Section 2 of this Article V, until the next annual meeting and until the election and qualification of his or her successor. The same person may hold two or more offices, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the certificate of incorporation, or by the By Laws to be executed, acknowledged or verified by any two or more officers.

Section 2. REMOVAL OF OFFICERS. Any officer elected or appointed by, or pursuant to authority conferred by, the Board may be removed, with or without cause, at any time by the affirmative vote of a majority of the entire Board.

Section 3. SUBORDINATE OFFICERS AND AGENTS. The Board may appoint subordinate officers (including Assistant Secretaries and Assistant Treasurers), agents and employees as it may deem advisable, who shall hold their positions for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. VACANCIES. If any vacancy shall occur among the officers of the corporation, the Board shall have the power to fill such vacancy.

Section 5. PRESIDENT. Unless otherwise determined by the Board, the President shall be the chief executive officer of the corporation and, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and the Board. The President shall perform all duties incident to the office of the chief executive of a corporation, and such other duties as from time to time may be assigned to him or her by the Board.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of stockholders and the Board and shall have such other powers and duties as the Board assigns to him or her.

Section 7. VICE PRESIDENT. Each Vice President shall have such powers and duties as the Board or President assigns to him or her.

Section 8. TREASURER. The Treasurer shall be the chief accounting officer of the corporation and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him or her.

Section 9. SECRETARY. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the, Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, shall keep the seal and, when authorized by the Board, shall apply it to any instrument requiring it. Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him or her. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for the purpose by the presiding officer.

Section 10. SALARIES. The Board may fix the of officers' salaries, if any, or it may authorize the President to fix the salary of any other officer.

Section 11. RESIGNATIONS. Any officer may resign as such at any time by giving written notice to the Board or to the President or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. DELEGATION OF DUTIES OF OFFICERS. In the case of the absence or disability of an officer of the corporation, or in case the office is vacant, or for any other reason that the Board may deem sufficient, the Board or any officer designated by it may, except as otherwise provided by law, delegate the powers or duties of such officer to any other person.

ARTICLE V
         SHARES

Section 1. CERTIFICATES. The shares of the corporation shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the Chairman of the Board or President or a Vice President, and by the Secretary or an Assistant Secretary or Treasurer or an Assistant Treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal.

Section 2. TRANSFERS. Shares shall be transferable only on the corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

Section 3. DETERMINATION OF STOCKHOLDERS OF RECORD. The Board shall fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In no event shall the transfer books with respect to the corporation's shares be closed for such purpose.

Section 4. REPLACEMENT. The Board may authorize any transfer agent and registrar of the corporation to issue and register, respectively, new certificates in place of any certificates alleged to have been lost, stolen or destroyed, and in its discretion and as a condition precedent to the issuance thereof, may prescribe any terms and conditions as it deems expedient, and may require any board, sureties or indemnities as it deems necessary to protect the corporation and each transfer agent and registrar against any claim that may be made against them with respect to a certificate alleged to have been lost stolen or destroyed.

ARTICLE VI
         MISCELLANEOUS PROVISIONS

Section 1. SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

Section 2. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board.

Section 3. VOTING OF SHARES IN OTHER CORPORATIONS. Shares in other corporations which are held by the corporation may be represented and voted by the Chairman of the Board, President or an Executive Vice President of this corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

Section 4. AMENDMENTS. By Laws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board, but any By Law adopted by the Board may be amended or repealed by the stockholders.

Section 5. DEFINITIONS. The term "entire Board" shall mean that number of directors from time to time fixed pursuant to Section 1 of Article III.

Section 6. INCONSISTENT PROVISIONS. In the event that any provision of these By Laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware, any other applicable law, the provision of these By Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII
         INDEMNIFICATION

Section 1. NATURE OF INDEMNITY. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense, liability and loss (including, without limitation, attorneys' fees) actually and reasonably incurred by such person in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board. The right to indemnification conferred in this Article VIII shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expense incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of the Board, provide indemnification to employees, agents and fiduciaries of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a director, officer, employee, fiduciary or agent of the corporation under Section 1 of this Article VIII or advance of expenses under Section 5 of this Article VIII shall be made promptly, and in any event the corporation shall use its best efforts to make such indemnification or advance within sixty (60) days, upon the written request of the director, officer, employee, fiduciary or agent. Notwithstanding the preceding sentence, if a determination (as defined in the General Corporation Law of the State of Delaware) by the corporation that the director, officer, employee, fiduciary or agent is entitled to indemnification pursuant to this Article VIII is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty (60) days after receipt of a written request and delivery of an undertaking required by the General Corporation Law of the State of Delaware, if any, the right to indemnification or advances as granted by this
         Article VIII shall be enforceable by the director, officer, employee, fiduciary or agent in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation in accordance with this Article VIII. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including the Board, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware shall be a defense to the
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         action for indemnification or create a presumption that the claimant has not met the applicable standard of conduct nor shall an actual determination by the corporation (including the Board, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. ARTICLE NOT EXCLUSIVE. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. INSURANCE. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article VIII.

Section 5. EXPENSES. Expenses incurred by any person described in Section 1 of this Article VIII in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition upon receipt of any undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 6. EMPLOYEES AND AGENTS. Persons who are not covered by the foregoing provisions of this Article VIII and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

Section 7. CONTRACT RIGHTS. The provisions of this Article VIII shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article VIII and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article VIII or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 8. MERGER OR CONSOLIDATION. For purposes of this Article VIII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent
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         corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 9. SEVERABILITY. Whenever possible, each provision of this Article VIII shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Article VIII is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the other provisions of this Article VIII.